UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3363609
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Effective as of April 1, 2022, Clinigence Holdings, Inc., a Delaware corporation (the “Company”) will change its name from Clinigence Holdings, Inc. to Nutex Health Inc. in connection with the consummation of the merger (the “Merger”) of Nutex Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex”), pursuant to the Agreement and Plan of Merger dated November 23, 2021 among the Company, Nutex, Merger Sub, Micro Hospital LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections) and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex.

A description of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be registered pursuant to Section 12(b) of the Act in connection with the Merger is set forth in the definitive proxy statement included in the Company’s Form DEFM-14A filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2022 and is incorporated herein by reference.

The Company’s Common Stock to be registered hereunder has been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “NUTX.”

Item 2. Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Company are registered with The NASDAQ Stock Market LLC and the Company’s Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLINIGENCE HOLDINGS, INC.

Date: March 31, 2022
	By:	/s/ Warren Hosseinion
	Name:	Warren Hosseinion
	Title:	Chief Executive Officer

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